SCHEDULE A

                       REGIONS MORGAN KEEGAN SELECT FUNDS

                    AMENDED FEE SCHEDULE AS OF APRIL 1, 2006


                                                   PERCENTAGE OF
                                                      AVERAGE
FUND                                              DAILY NET ASSETS
----                                              ----------------

Regions Morgan Keegan Select Core Equity Fund         0.065%

Regions Morgan Keegan Select Money Market Fund        0.065%